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                                                                    EXHIBIT 99.1

                             DESTIN BANCSHARES, INC.

                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 15, 2005


The undersigned hereby appoints Frank B. Burge and Ronnie A. Clay and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Destin Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held at the Destin Community Center, 101 Stahlman Avenue, Destin, Florida 32541, and at any adjournments of the special meeting, upon the proposal described in the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement-Prospectus relating to the special meeting, receipt of which are hereby acknowledged.


 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.

      PROPOSAL: To approve and adopt the Agreement and Plan of Merger, dated October 12, 2004, among Whitney Holding Corporation, Whitney National Bank, Destin Bancshares, Inc. and Destin Bank pursuant to which Whitney Holding Corporation will acquire Destin Bancshares, Inc. through the merger of Destin Bancshares, Inc., with and into Whitney Holding Corporation and the subsequent merger of Destin Bank with and into Whitney National Bank:

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        ----------------------------------------
                                        Signature(s) of Shareholder(s)


                                        ----------------------------------------
                                        Name(s) of Shareholders(s)

                                        Date:                             , 2005
                                              ----------------------------
                                              (Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

      I WILL __________ WILL NOT ___________ ATTEND THE SPECIAL SHAREHOLDERS' MEETING.

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE

    THIS PROXY MUST BE RECEIVED BY DESTIN BANCSHARES, INC. BEFORE THE SPECIAL
                    MEETING AT 9:00 A.M. ON APRIL 15, 2005.